                                                                   Exhibit 23.03

                         Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement on Form S-8, with respect to 4,647,113 shares of Common Stock of Lernout & Hauspie Speech Products N.V., of our report dated February 11, 2000 (March 7, 2000 as to Note 14), appearing in the Annual Report on Form 10-K of Dictaphone Corporation and subsidiaries for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Hartford, Connecticut
June 13, 2000

                                       1